FIRST AMENDMENT TO THE CONSULTING SERVICES AGREEMENT

     This First Amendment to the Consulting Services Agreement Dated June 17, 2003 (this "Agreement") is made and entered into effective as of the 1st day of January 2004, by and between DynaSig Corporation, an Arizona corporation with a place of business at 4343 N. Scottsdale Rd., Ste 200, Scottsdale, AZ 85251 ("DynaSig"), and OptiSense Corporation, a Delaware corporation with a place of business at 11445 E. Via Linda, Ste 2 pmb 472, Scottsdale, AZ 85259 ("OSC").

                                    RECITALS

A. WHEREAS, OSC is in the business of providing certain consulting services to clients.

B. WHEREAS, OSC and DynaSig entered into a Consulting Services Agreement effective June 7, 2003 (the "Original Agreement") regarding the business of biometric signature authentication (the "Business").

C. WHEREAS, the Original Agreement restricts OSC's reimbursement of extraordinary out-of-pocket expenses without specific approval by DynaSig.

D. WHEREAS, DynaSig desires OSC to incur extraordinary out of pocket expenses that OSC desires to be reimbursed for.

E. WHEREAS, the Original Agreement requires DynaSig's specific approval of such expenses.

                                   AGREEMENTS

     Now, therefore, in consideration of the promises and mutual agreements set forth herein, DynaSig and OSC hereby agree as follows:

1.     EXTRAORDINARY EXPENSE APPROVAL

     During the remaining term of the Original Agreement, OSC shall provide two technical employees at the reimbursable compensation listed on Exhibit A (the "Employees"). OSC is solely responsible for determining any replacement for the Employees and the manner in which the Services are to be provided; provided, however, that OSC shall provide the Services in accordance with standards reasonably acceptable to DynaSig.

2.     OSC'S COVENANTS

     (a) The Employees with all applicable laws and regulations of any jurisdiction in which Services are provided and with all applicable DynaSig rules, policies and standards.

     (b) The Employees will comply at all times with all security provisions in effect from time to time at DynaSig's premises with respect to access to premises and materials and information belonging to DynaSig.

3.     CONFIDENTIALITY

     During the course of performance of this Agreement, the Employees may be given access to information (regardless of whether in oral, written, electronic, digital, magnetic or other form or media) that relates to the other's past, present, and future research, development, business activities, customers, products, services, and technical knowledge, and has been identified as proprietary or confidential ("Confidential Information"). In connection therewith, the following subsections shall apply:

     (a) Confidential Information of the other party may be used by the Employees only in connection with the Services.

     (b) The Employees will execute agreements with DynaSig to protect the confidentiality of the Confidential Information of the other in the same manner that it protects the confidentiality of its own proprietary and confidential information of like kind.

     (c) Confidential Information may not be copied or reproduced without the DynaSig's prior written consent.

     (d) All Confidential Information made available hereunder, including copies thereof (regardless of whether in written, electronic, digital, magnetic or other form or media), shall be returned or destroyed (including deleting such information from all computer systems) upon the first to occur of (i) termination of this Agreement or (ii) if requested by DynaSig

     (e) Nothing in this Agreement shall prohibit or limit either party's use of information (including, but not limited to, ideas, concepts, know-how, techniques, and methodologies) (i) previously known to it without obligation of confidence, (ii) independently developed by it, (iii) acquired by it from a third party which is not, to its knowledge, under an obligation of confidence with respect to such information, or (iv) which is or becomes publicly available through no breach of this Agreement.

     (f) In the event either party receives a subpoena or other validly issued administrative or judicial process requesting any portion of the Confidential Information of the other party, it shall promptly notify the other party and tender to it defense of such demand. Unless the demand shall have been timely limited, quashed or extended, the recipient shall thereafter be entitled to comply with such subpoena or other process to the extent permitted by law. If requested by the disclosing party, the recipient shall cooperate (at the expense of the disclosing party) in the defense of a demand.

4.     INDEPENDENT CONTRACTOR

     Supplying the Employees shall not impact OSC's status an independent contractor and OSC acknowledges, and confirms to DynaSig, its status as that of an independent contractor. However, DynaSig shall be solely responsible for the reimbursement of any and all employment related taxes, insurance and employee benefits with respect to the Employees.

5.     OTHER ORIGINAL AGREEMENT TERMS NOT AMMENDED

     All other terms of the Original Agreement remain the same with the exception of the significant expense reimbursement agreed to in this Agreement.

     In witness whereof, the parties have duly executed this Agreement as of the day and year first above written.

DYNASIG CORPORATION          OPTISENSE CORPORATION

/s/ Richard C. Kim          /s/ Richard C. Kim
By:  Richard Kim          By:  Richard C. Kim
----------------          -------------------
Its:  President          Its:  Chief Executive Officer and President

                      EXHIBIT A - EMPLOYEES AND LIMITATIONS


Employee:     Timothy Lee

Compensation:     $2,500 per month

Benefits:     None

Taxes:     All payroll taxes to be paid by DynaSig


====================================================================

Employee:     B. K. Rho

Compensation:     $3,000 per month

Benefits:     Medical benefits not to exceed $550 per month to be paid by
DynaSig

Taxes:     All payroll taxes to be paid by DynaSig